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                                                                    Exhibit 99.2

                Consent of Person Nominated to Become a Director

          I, William J. Fox, hereby consent to being named as a nominee to the board of directors of Nephros, Inc. in the Registration Statement on Form S-1 and any and all amendments and supplements thereto to be filed with the Securities and Exchange Commission, and to the filing of this consent as an exhibit to this Registration Statement.


July 12, 2004

                                         /s/ William J. Fox
                                         --------------------------
                                         William J. Fox